Exhibit 99.1

Optinose Reports Third Quarter 2019 Financial Results
and Recent Operational Highlights

XHANCE net revenue grew 30% to $8.7 million from second to third quarter 2019

XHANCE prescriptions increased 27% from second to third quarter 2019

Company expects XHANCE net revenues for 2019 to be in the range of $30 - $33 million

Conference call and webcast to be held today at 4:30 p.m. Eastern Time

YARDLEY, Pa., November 12, 2019 Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today reported financial results for the quarter ended September 30, 2019, and provided recent operational highlights.

“XHANCE continues to grow as the result of our successful commercial strategy and we believe there is a significant growth opportunity ahead," stated CEO Peter Miller. "We delivered strong growth for XHANCE in both the number of prescriptions and net revenue. Importantly, XHANCE average revenue per prescription increased to $202 in the third quarter of 2019, which supports our objective to grow the business in way that can support future profitability." Mr. Miller also noted, "Overall, I am encouraged by the progress we are making with the XHANCE launch and towards other important corporate objectives including: activating sites and recruiting for the chronic sinusitis trials, conducting a DTC pilot in three U.S. cities, and completing a debt financing with Pharmakon that will enable us to focus on executing our plans to grow our business and create value for our investors."

Third Quarter 2019 and Recent Highlights

XHANCE Prescription Growth Rates
The number of XHANCE® (fluticasone propionate) prescriptions increased by 27% from second quarter to third quarter 2019 and by 18% from September to October 2019.

$150 Million Debt Financing
In September, the Company entered into a note purchase agreement for up to $150 million of senior secured notes with funds managed by Pharmakon Advisors, LP (Pharmakon), the investment manager of the BioPharma Credit funds.

Concurrent with entering into the agreement, Optinose issued $80 million of senior secured notes, these initial proceeds were used to repay and retire the Company's previous indebtedness under its note purchase agreement with Athyrium Opportunities III Acquisition LP. An additional $30 million of notes will be issued by Optinose by February 15, 2020 subject to the achievement of minimum XHANCE revenues and certain other conditions. Two additional tranches of notes of $20 million each will be available to Optinose, at its option, in 2020 and 2021 subject to the achievement of minimum XHANCE revenues and certain other conditions. The notes will mature in September 2024.

Currax License Agreement
In September, the Company signed an agreement between its Norway-based subsidiary OptiNose AS and Currax Pharmaceuticals LLC (Currax) which grants Currax the exclusive rights to certain Optinose intellectual property for the purpose of marketing ONZETRA® XSAIL® (sumatriptan nasal powder) in the United States, Canada, and Mexico.

The Company received an $4.48 million upfront payment, of which $750,000 is being held in escrow for a limited period to cover indemnification obligations. Additionally, the Company is eligible to receive a one-time 10% royalty on ONZETRA net sales in excess of $3 million solely for calendar year 2020, and an additional $1 million milestone payment subject to the achievement of a specified regulatory milestone.

Third Quarter 2019 Financial Results

Revenue
The Company generated $8.7 million and $19.3 million of XHANCE net revenue during the three-month and nine-month periods ended September 30, 2019. In addition, the Company generated $3.7 million and $4.2 million of licensing revenue during the three-month and nine-month periods ended September 30, 2019. Total revenues for the three-month and nine-month periods ended September 30, 2019 were $12.4 million and $23.5 million.

Expenses and net loss
For the three-month and nine-month periods ended September 30, 2019, research and development expenses were $5.5 million and $15.4 million. Selling, general and administrative expenses were $25.3 million and $77.6 million during the three-month and nine-month periods ended September 30, 2019. The net loss for the three-month period ended September 30, 2019 was $(28.8) million, or $(0.69) per share (basic and diluted). The net loss for the nine-month period ended September 30, 2019 was $(85.1) million, or $(2.06) per share (basic and diluted).

Cash
The Company had cash and cash equivalents of $125.5 million as of September 30, 2019.

Corporate Guidance

XHANCE Net Revenue
The Company expects XHANCE net revenue for 2019 to be in the range of $30.0 - $33.0 million. Previously the Company expected XHANCE net revenue for 2019 to be in the range of $29.0 - $34.0 million.

XHANCE Average Net Revenue per Prescription
The Company expects XHANCE average net revenue per prescription for 2019, which is calculated by dividing XHANCE net revenue for 2019 by the estimated number of XHANCE prescriptions dispensed during 2019, to be in the range of $195 - $205. Previously the Company expected XHANCE average net revenue per prescription for 2019 to be in the range of $185 - $205.

Operating Expenses
The Company expects total GAAP operating expenses (selling, general & administrative expenses and research & development expenses) for 2019 to be in the range of $126 - $129 million, of which the Company expects stock-based compensation to be approximately $10 million. Previously the Company expected total GAAP operating expenses for 2019 to be in the range of $128 - $133 million of which stock-based compensation was expected to be in the range of $10 - $11 million.

Chronic Sinusitis Clinical Trials
The Company expects top line results from the first of its two clinical trials evaluating XHANCE as a potential treatment for Chronic Sinusitis in the second half of 2021.

Company to Host Conference Call

Members of the Company’s leadership team will host a conference call and presentation to discuss financial results and corporate updates beginning at 4:30 p.m. Eastern Time today.

To participate on the conference call, please dial (866) 916-4761 from the U.S. or +1 (409) 216-6496 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until November 19, 2019 by dialing (855) 859-2056 from the U.S. or +1 (404) 537-3406 from outside the U.S. and entering conference ID: 6277826. A simultaneous webcast of the call and presentation can be accessed by visiting the Investors section of Optinose’s website at www.optinose.com. In addition, a replay of the webcast will be available on the Company website for 60 days following the event.

OptiNose, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Net product revenues	$19,320	$4,042	$8,667	$1,902
Licensing revenues	4,230	—	3,730	—
Total revenues	23,550	4,042	12,397	1,902
Costs and expenses:
Cost of product sales	3,216	870	1,389	319
Research and development	15,404	6,736	5,547	2,989
Selling, general and administrative	77,610	71,957	25,270	22,086
Total costs and expenses	96,230	79,563	32,206	25,394
Loss from operations	(72,680)	(75,521)	(19,809)	(23,492)
Other expense	12,378	4,755	8,999	1,631
Net loss	$(85,058)	$(80,276)	$(28,808)	$(25,123)
Net loss per share of common stock, basic and diluted	$(2.06)	$(2.04)	$(0.69)	$(0.61)
Weighted average common shares outstanding, basic and diluted	41,341,570	39,260,903	41,454,181	41,207,167

OptiNose, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)

	September 30,	December 31,
	2019	2018
	(unaudited)
Cash and cash equivalents	$125,490	$200,990
Other assets	23,887	15,999
Total assets	$149,377	$216,989

Total current liabilities	$29,962	$25,697
Long-term debt, net	74,266	72,500
Other liabilities	631	181
Total stockholders' equity	44,518	118,611
Total liabilities and stockholders' equity	$149,377	$216,989

About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to the potential for continued XHANCE growth, potential growth drivers and market opportunity; the Company's ability to grow the business to support future profitability; the Company's plans to seek approval for a follow-on indication for XHANCE for the treatment of chronic sinusitis and the expectation of top line results from the first of two chronic sinusitis trials in second half 2021; projected XHANCE net revenues for 2019; projected average net revenue per prescription for 2019; projected Company GAAP operating expenses and stock-based compensation for 2019; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: physician and patient acceptance of XHANCE; the Company’s ability to maintain adequate third-party reimbursement for XHANCE (market access); market opportunities for XHANCE may be smaller than expected; the Company’s ability to grow XHANCE prescriptions and net revenues; uncertainties and delays relating to the enrollment, completion, and results of clinical trials; unanticipated costs and expenses; our ability to comply with the covenants and other terms of the note purchase agreement entered into with funds managed by Pharmakon Advisors, LP; risks and uncertainties relating to intellectual property; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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